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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report on oil and gas reserves of Bonanza Creek Energy, Inc. and its subsidiaries as of January 1, 2012, and to all references to our firm in the Annual Report of Bonanza Creek Energy, Inc. on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this Registration Statement on Form S-3. We hereby also consent to the use of our name as it appears under the caption "Experts" in this Registration Statement on Form S-3.

Yours truly,
CAWLEY, GILLESPIE & ASSOCIATES
/s/ J. ZANE MEEKINS, P.E. J. Zane Meekins, P.E. Executive Vice President
Fort Worth, Texas January 11, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS